Exhibit 10.27

AMENDMENT
TO WARRANT NO. V WITH ORIGINAL ISSUE DATE OF MARCH 16, 2012
AND
TO WARRANT NO. W WITH ORIGINAL ISSUE DATE OF MAY 1, 2012

The parties agree that Warrant Nos. V and W issued by Location Based Technologies, Inc. to JMJ Financial, with Original Issue Dates of March 16, 2012, and May 1, 2012, respectively, are hereby amended as follows:

In Section 9(b) of each Warrant, the sentence that begins with “At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction…” shall be amended and replaced in its entirety with the following sentence:  “At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.”

ALL OTHER TERMS AND CONDITIONS OF THE WARRANTS REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated November 28, 2012 by signing below:

David M. Morse	JMJ Financial
Co-President & Chief Executive Officer	Its Principal
Location Based Technologies, Inc.